EXHIBIT 21.1


                     SUBSIDIARIES OF SPACELABS MEDICAL, INC.


                                       JURISDICTION OF         PERCENTAGE OF
               SUBSIDIARY               INCORPORATION          VOTING CONTROL
               ----------               -------------          --------------
Spacelabs Medical, Inc. ................. California                 100
Spacelabs International, Inc. ........... Delaware                   100
Spacelabs Medical GmbH .................. Germany                    100
Spacelabs Medical SARL .................. France                      99(1)
Spacelabs Medical Products Pty. Ltd. .... New South Wales, Australia  99.99(2)
Spacelabs Produits Medicaux Ltee. ....... Quebec, Canada              99.99(2)
Spacelabs Medical Products GmbH ......... Austria                     99(1)
Spacelabs Medical Ltd. .................. England & Wales             99(1)
Spacelabs Medical Limited ............... Hong Kong                   99(1)
Spacelabs (Singapore) Pte. Ltd. ......... Singapore                  100
Spacelabs Medical Instruments
(Tianjin) Co. Ltd. ...................... Tianjin, China             100
Spacelabs Medical, S.A. de C.V. ......... Mexico                      99(1)
Spacelabs Medical, S.A. ................. Spain                       99(1)
Spacelabs Medical, Ltd. ................. Taiwan                      99.99(3)
Spacelabs Medical AB .................... Sweden                     100
Spacelabs Medical B.V. .................. Netherlands                100
Spacelabs Medical S.r.l. ................ Italy                       99(1)
Spacelabs Medical Private Ltd. .......... India                       99(1)
Intesys, Inc. ........................... Delaware                   100
Vita-Stat Medical Services, Inc. ........ Florida                    100
Spacelabs Medical Trading Company ....... Guam                       100
Intesys Acquisition Corp. ............... Delaware                   100
Spacelabs Burdick, Inc. ................. Delaware                   100
Shanghai Burdick Medical Instrument
Co., Ltd. ............................... China                       56
SMD Software L.L.C. ..................... Washington                  55(4)
Lifeclinic.com Corporation .............. Delaware                   100
Lifeclinic Holding Corp. ................ Washington                 100
E-Lifeclinic Corp. ...................... Washington                 100
Lifeclinic Medical Data Corp ............ Washington                 100


(1) 1% issued to Spacelabs Medical, Inc. (California); remaining 99% issued to Spacelabs International, Inc.

(2) 1 share issued to Spacelabs Medical, Inc. (California); remaining shares issued to Spacelabs International, Inc.

(3) 499,994 shares held by Spacelabs International, Inc., 1 share held by Spacelabs Medical, Inc. (California), 1 share held by Spacelabs Medical, Inc. (Delaware), 1 share held by Intesys, Inc., 1 share held by Vita-Stat Medical Services, Inc., 1 share held by Spacelabs Medical Trading Company, 1 share held by Intesys Acquisition Corp.

(4)  45% held by Emergent Information Technologies, Inc.